Exhibit 99.1

Investor Contact:	Media Contact:
Jack Dickens	Adrian Sakowicz
Senior Director - Investor Relations	Vice President - Communications
(630) 743-2566	(630) 743-5039
jdickens@dovercorp.com	asakowicz@dovercorp.com

DOVER REPORTS THIRD QUARTER 2022 RESULTS

DOWNERS GROVE, Ill., October 20, 2022 — Dover (NYSE: DOV), a diversified global manufacturer, announced its financial results for the third quarter ended September 30, 2022.

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in millions, except per share data)	2022	2021	% Change	2022	2021	% Change
U.S. GAAP
Revenue	$2,158	$2,018	7%	$6,369	$5,918	8%
Net earnings	286	264	8%	802	761	5%
Diluted EPS	2.00	1.81	10%	5.55	5.24	6%

Non-GAAP
Organic revenue change			9%			9%
Adjusted net earnings [1]	324	288	12%	908	850	7%
Adjusted diluted EPS	2.26	1.98	14%	6.29	5.86	7%

1 Q3 2022 and 2021 adjusted net earnings exclude after tax purchase accounting expenses of $31.0 million and $26.9 million, respectively, and restructuring and other costs (benefits) of $6.7 million and $(2.3) million, respectively. Year-to-date 2022 and 2021 adjusted net earnings exclude after tax purchase accounting expenses of $107.8 million and $80.3 million, respectively, and restructuring and other costs of $21.2 million and $9.0 million, respectively. Year-to-date 2022 also excludes a $22.6 million reduction to income taxes previously recorded related to the Tax Cuts and Jobs Act.

For the quarter ended September 30, 2022, Dover generated revenue of $2.2 billion, an increase of 7% (+9% organic) compared to the third quarter of the prior year. GAAP net earnings of $286 million increased 8%, and GAAP diluted EPS of $2.00 was up 10%. On an adjusted basis, net earnings of $324 million increased 12% and adjusted diluted EPS of $2.26 was up 14% versus the comparable quarter of the prior year.

For the nine months ended September 30, 2022, Dover generated revenue of $6.4 billion, an increase of 8% (+9% organic) compared to the comparable period of the prior year. GAAP net earnings of $802 million increased 5%, and GAAP diluted EPS of $5.55 was up 6% year-over-year. On an adjusted basis, net earnings of $908 million increased 7%, and adjusted diluted EPS of $6.29 was also up 7% versus the comparable period of the prior year.

A full reconciliation between GAAP and adjusted measures and definitions of non-GAAP and other performance measures are included as an exhibit herein.

MANAGEMENT COMMENTARY:

Dover’s President and Chief Executive Officer, Richard J. Tobin, said, “Dover delivered strong revenue growth and margin improvement in the third quarter driven by rigorous execution and improving price-cost dynamics that more than offset the significant impact of ongoing input shortages, inflationary cost pressure and foreign currency translation.

“Demand remains constructive across most of the portfolio and our order backlog remains at double its historical level relative to sales. The supply chain challenges that we have endured for the past 18 months continued to improve in the quarter which has allowed us to deplete our backlog at a faster rate and reduce our order conversion lead times closer to pre-pandemic levels. It is our expectation that this will continue for the balance of the year.

“Our full year outlook for cash generation remains robust, further strengthening our balance sheet position. Despite the macroeconomic uncertainty we are deploying capital to drive productivity and expand capacity in several businesses that are expected to deliver robust growth on secular tailwinds, and we are continuing to pursue attractive bolt-on acquisitions. During the quarter we also announced an accelerated share repurchase program to return excess capital to shareholders while preserving sufficient liquidity for value-creating investments.

“While current demand conditions are solid, our current management posture reflects growing caution in the macroeconomic outlook. As such, through the balance of the year we will be proactively reducing output in several businesses to draw down inventory balances and initiating cost containment measures where appropriate. Our business model is flexible, and we firmly believe that ongoing improvements in the supply chain will allow us to match production to meet demand within prevailing lead times in 2023.

“As we enter the final quarter of the year, I am confident in our team’s ability to continue to outperform in a challenging operating environment. We remain committed to delivering results in line with our 2022 full-year guidance.”

FULL YEAR 2022 GUIDANCE:

In 2022, Dover expects to generate GAAP EPS in the range of $7.40 to $7.50 (adjusted EPS of $8.40 to $8.50), based on full year revenue growth of 7% to 9% (8% to 10% on an organic basis).

CONFERENCE CALL INFORMATION:

Dover will host a webcast and conference call to discuss its third quarter and year-to-date 2022 results at 9:00 A.M. Eastern Time (8:00 A.M. Central Time) on Thursday, October 20, 2022. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s third quarter results and its operating segments can be found on the Company’s website.

ABOUT DOVER:

Dover is a diversified global manufacturer and solutions provider with annual revenue of over $8 billion. We deliver innovative equipment and components, consumable supplies, aftermarket parts, software and digital solutions, and support services through five operating segments: Engineered Products, Clean Energy & Fueling, Imaging & Identification, Pumps & Process Solutions and Climate & Sustainability Technologies. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 65 years, our team of over 25,000 employees takes an ownership mindset, collaborating with customers to redefine what's possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under "DOV." Additional information is available at dovercorporation.com.

FORWARD-LOOKING STATEMENTS:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this document other than statements of historical fact are statements that are, or could be deemed, “forward-looking” statements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control. Factors that could cause actual results to differ materially from current expectations include, among other things, the impacts of COVID-19, or other future pandemics, on the global economy and on our customers, suppliers, employees, business and cash flows, supply chain constraints and labor shortages that could result in production stoppages, inflation in material input costs and freight logistics, other general economic conditions and conditions in the particular markets in which we operate, the impact on global or a regional economy due to the outbreak or escalation of hostilities or war, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, and our ability to derive expected benefits from restructuring, productivity initiatives and other cost reduction actions. For details on the risks and uncertainties that could cause our results to differ materially from the forward-looking statements contained herein, we refer you to the documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021, and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available from the Securities and Exchange Commission, and on our website, dovercorporation.com. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR SUPPLEMENT - THIRD QUARTER 2022

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data*)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$2,158,291	$2,018,269	$6,368,907	$5,917,846
Cost of goods and services	1,385,541	1,263,690	4,071,680	3,669,547
Gross profit	772,750	754,579	2,297,227	2,248,299
Selling, general, and administrative expenses	402,339	412,553	1,270,615	1,249,593
Operating earnings	370,411	342,026	1,026,612	998,706
Interest expense	29,789	26,433	83,330	79,917
Interest income	(1,244)	(1,466)	(2,968)	(3,088)
Other income, net	(11,167)	(10,460)	(17,842)	(18,236)
Earnings before provision for income taxes	353,033	327,519	964,092	940,113
Provision for income taxes	67,007	63,763	162,295	179,080
Net earnings	$286,026	$263,756	$801,797	$761,033

Net earnings per share:
Basic	$2.01	$1.83	$5.59	$5.29
Diluted	$2.00	$1.81	$5.55	$5.24
Weighted average shares outstanding:
Basic	142,506	143,976	143,469	143,895
Diluted	143,257	145,440	144,413	145,220

Dividends paid per common share	$0.505	$0.50	$1.505	$1.49

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2022				2021
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2021
REVENUE
Engineered Products	$487,647	$514,436	$516,501	$1,518,584	$428,127	$442,091	$447,798	$1,318,016	$462,811	$1,780,827
Clean Energy & Fueling	458,395	494,075	464,022	1,416,492	389,678	437,042	410,561	1,237,281	410,872	1,648,153
Imaging & Identification	272,255	275,951	282,371	830,577	284,328	294,076	292,535	870,939	292,428	1,163,367
Pumps & Process Solutions	435,195	441,127	433,558	1,309,880	394,377	428,701	438,240	1,261,318	447,316	1,708,634
Climate & Sustainability Technologies	399,078	434,164	462,671	1,295,913	372,077	430,506	429,425	1,232,008	376,167	1,608,175
Intersegment eliminations	(669)	(1,038)	(832)	(2,539)	(686)	(740)	(290)	(1,716)	(359)	(2,075)
Total consolidated revenue	$2,051,901	$2,158,715	$2,158,291	$6,368,907	$1,867,901	$2,031,676	$2,018,269	$5,917,846	$1,989,235	$7,907,081

NET EARNINGS
Segment Earnings:
Engineered Products	$71,130	$81,671	$90,145	$242,946	$76,684	$71,255	$67,376	$215,315	$62,537	$277,852
Clean Energy & Fueling	72,962	99,034	90,208	262,204	79,572	93,430	80,101	253,103	74,083	327,186
Imaging & Identification	58,598	61,392	74,477	194,467	63,618	66,565	70,635	200,818	66,114	266,932
Pumps & Process Solutions	146,617	138,048	128,573	413,238	128,895	146,759	150,275	425,929	149,664	575,593
Climate & Sustainability Technologies	53,609	64,181	75,190	192,980	43,475	56,905	49,734	150,114	35,403	185,517
Total segment earnings	402,916	444,326	458,593	1,305,835	392,244	434,914	418,121	1,245,279	387,801	1,633,080
Purchase accounting expenses [1]	53,286	47,019	40,526	140,831	35,516	35,162	35,587	106,265	35,715	141,980
Restructuring and other costs (benefits) [2]	10,552	7,944	8,613	27,109	4,162	10,779	(3,201)	11,740	26,696	38,436
Loss (gain) on dispositions [3]	194	—	—	194	—	—	—	—	(206,338)	(206,338)
Corporate expense / other [4]	37,404	27,967	27,876	93,247	37,173	39,910	33,249	110,332	45,966	156,298
Interest expense	26,552	26,989	29,789	83,330	26,823	26,661	26,433	79,917	26,402	106,319
Interest income	(775)	(949)	(1,244)	(2,968)	(680)	(942)	(1,466)	(3,088)	(1,353)	(4,441)
Earnings before provision for income taxes	275,703	335,356	353,033	964,092	289,250	323,344	327,519	940,113	460,713	1,400,826
Provision for income taxes	49,550	45,738	67,007	162,295	56,481	58,836	63,763	179,080	97,928	277,008
Net earnings	$226,153	$289,618	$286,026	$801,797	$232,769	$264,508	$263,756	$761,033	$362,785	$1,123,818

SEGMENT EARNINGS MARGIN
Engineered Products	14.6%	15.9%	17.5%	16.0%	17.9%	16.1%	15.0%	16.3%	13.5%	15.6%
Clean Energy & Fueling	15.9%	20.0%	19.4%	18.5%	20.4%	21.4%	19.5%	20.5%	18.0%	19.9%
Imaging & Identification	21.5%	22.2%	26.4%	23.4%	22.4%	22.6%	24.1%	23.1%	22.6%	22.9%
Pumps & Process Solutions	33.7%	31.3%	29.7%	31.5%	32.7%	34.2%	34.3%	33.8%	33.5%	33.7%
Climate & Sustainability Technologies	13.4%	14.8%	16.3%	14.9%	11.7%	13.2%	11.6%	12.2%	9.4%	11.5%
Total segment earnings margin	19.6%	20.6%	21.2%	20.5%	21.0%	21.4%	20.7%	21.0%	19.5%	20.7%

[1] Purchase accounting expenses are primarily comprised of amortization of intangible assets and charges related to fair value step-ups for acquired inventory sold during the period.
[2] Restructuring and other costs (benefits) relate to actions taken for employee reductions, facility consolidations and site closures, product line exits, and other asset charges.
[3] Loss (gain) on dispositions includes working capital adjustments related to dispositions.
[4] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services overhead costs, deal-related expenses and various administrative expenses relating to the corporate headquarters.

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2022				2021
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2021
Net earnings per share:
Basic	$1.57	$2.01	$2.01	$5.59	$1.62	$1.84	$1.83	$5.29	$2.52	$7.81
Diluted	$1.56	$2.00	$2.00	$5.55	$1.61	$1.82	$1.81	$5.24	$2.49	$7.74

Net earnings and weighted average shares used in calculated earnings per share amounts are as follows:
Net earnings	$226,153	$289,618	$286,026	$801,797	$232,769	$264,508	$263,756	$761,033	$362,785	$1,123,818

Weighted average shares outstanding:
Basic	144,087	143,832	142,506	143,469	143,765	143,941	143,976	143,895	144,005	143,923
Diluted	145,329	144,669	143,257	144,413	144,938	145,118	145,440	145,220	145,460	145,273

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

	2022				2021
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2021
Adjusted net earnings:
Net earnings	$226,153	$289,618	$286,026	$801,797	$232,769	$264,508	$263,756	$761,033	$362,785	$1,123,818
Purchase accounting expenses, pre-tax [1]	53,286	47,019	40,526	140,831	35,516	35,162	35,587	106,265	35,715	141,980
Purchase accounting expenses, tax impact [2]	(12,538)	(11,013)	(9,494)	(33,045)	(8,720)	(8,571)	(8,700)	(25,991)	(8,763)	(34,754)
Restructuring and other costs (benefits), pre-tax [3]	10,552	7,944	8,613	27,109	4,162	10,779	(3,201)	11,740	26,696	38,436
Restructuring and other costs (benefits), tax impact [2]	(2,191)	(1,803)	(1,921)	(5,915)	(1,031)	(2,597)	902	(2,726)	(4,610)	(7,336)
Loss (gain) on dispositions, pre-tax [4]	194	—	—	194	—	—	—	—	(206,338)	(206,338)
Loss (gain) on dispositions, tax-impact [2]	(27)	—	—	(27)	—	—	—	—	53,218	53,218
Tax Cuts and Jobs Act [5]	—	(22,579)	—	(22,579)	—	—	—	—	—	—
Adjusted net earnings	$275,429	$309,186	$323,750	$908,365	$262,696	$299,281	$288,344	$850,321	$258,703	$1,109,024

Adjusted diluted net earnings per share:
Diluted net earnings per share	$1.56	$2.00	$2.00	$5.55	$1.61	$1.82	$1.81	$5.24	$2.49	$7.74
Purchase accounting expenses, pre-tax [1]	0.37	0.33	0.28	0.98	0.25	0.24	0.24	0.73	0.25	0.98
Purchase accounting expenses, tax impact [2]	(0.09)	(0.08)	(0.07)	(0.23)	(0.06)	(0.06)	(0.06)	(0.18)	(0.06)	(0.24)
Restructuring and other costs (benefits), pre-tax [3]	0.07	0.05	0.06	0.19	0.03	0.07	(0.02)	0.08	0.18	0.26
Restructuring and other costs (benefits), tax impact [2]	(0.02)	(0.01)	(0.01)	(0.04)	(0.01)	(0.02)	0.01	(0.02)	(0.03)	(0.05)
Loss (gain) on dispositions, pre-tax [4]	—	—	—	—	—	—	—	—	(1.42)	(1.42)
Loss (gain) on dispositions, tax-impact [2]	—	—	—	—	—	—	—	—	0.37	0.37
Tax Cuts and Jobs Act [5]	—	(0.16)	—	(0.16)	—	—	—	—	—	—
Adjusted diluted net earnings per share	$1.90	$2.14	$2.26	$6.29	$1.81	$2.06	$1.98	$5.86	$1.78	$7.63

[1] Purchase accounting expenses are primarily comprised of amortization of intangible assets and charges related to fair value step-ups for acquired inventory sold during the period. Q1, Q2, and Q3 YTD 2022 include $12,487, $7,158, and $19,645 of amortization of inventory step-up, respectively, primarily related to the Q4 2021 acquisitions within our Clean Energy & Fueling segment.

[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period.
[3] Restructuring and other costs (benefits) relate to actions taken for employee reductions, facility consolidations and site closures, product line exits, and other asset charges. Q1 and Q3 YTD 2022 include $5,457 of non-cash foreign currency translation losses reclassified to earnings included within restructuring and other costs of $2,117 related to write-off of assets due to an exit from certain Latin America countries for our Climate & Sustainability Technologies segment. Q4 and FY 2021 for our Climate & Sustainability Technologies segment include a $12,073 other than temporary impairment charge related to an equity method investment and a $6,072 write-off of assets incurred in connection with an exit from certain Latin America countries. Q3 and FY 2021 include a $9,078 payment received for previously incurred restructuring costs related to a product line exit in our Engineered Products segment.

4 Q1 2022 represents working capital adjustments related to the disposition of Unified Brands ("UB") and the Race Winning Brands ("RWB") equity method investment in Q4 2021. Q4 and FY2021 represent a $181,615 gain on disposition of UB in our Climate & Sustainability Technologies segment and a $24,723 gain on disposition of our RWB equity method investment in our Engineered Products segment.

5 Q2 and Q3 YTD 2022 represent a reduction to income taxes previously recorded related to the Tax Cuts and Jobs Act.

* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY ADJUSTED SEGMENT EBITDA (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2022				2021
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2021
ADJUSTED SEGMENT EBITDA

Engineered Products:
Segment earnings	$71,130	$81,671	$90,145	$242,946	$76,684	$71,255	$67,376	$215,315	$62,537	$277,852
Other depreciation and amortization [1]	7,274	6,799	6,819	20,892	6,708	5,814	7,132	19,654	7,382	27,036
Adjusted segment EBITDA [2]	78,404	88,470	96,964	263,838	83,392	77,069	74,508	234,969	69,919	304,888
Adjusted segment EBITDA margin [2]	16.1%	17.2%	18.8%	17.4%	19.5%	17.4%	16.6%	17.8%	15.1%	17.1%

Clean Energy & Fueling:
Segment earnings [3]	$72,962	$99,034	$90,208	$262,204	$79,572	$93,430	$80,101	$253,103	$74,083	$327,186
Other depreciation and amortization [1]	8,466	6,533	6,893	21,892	6,489	6,571	6,411	19,471	6,371	25,842
Adjusted segment EBITDA [2]	81,428	105,567	97,101	284,096	86,061	100,001	86,512	272,574	80,454	353,028
Adjusted segment EBITDA margin [2]	17.8%	21.4%	20.9%	20.1%	22.1%	22.9%	21.1%	22.0%	19.6%	21.4%

Imaging & Identification:
Segment earnings	$58,598	$61,392	$74,477	$194,467	$63,618	$66,565	$70,635	$200,818	$66,114	$266,932
Other depreciation and amortization [1]	3,497	3,496	3,372	10,365	3,274	3,544	3,896	10,714	3,475	14,189
Adjusted segment EBITDA [2]	62,095	64,888	77,849	204,832	66,892	70,109	74,531	211,532	69,589	281,121
Adjusted segment EBITDA margin [2]	22.8%	23.5%	27.6%	24.7%	23.5%	23.8%	25.5%	24.3%	23.8%	24.2%

Pumps & Process Solutions:
Segment earnings	$146,617	$138,048	$128,573	$413,238	$128,895	$146,759	$150,275	$425,929	$149,664	$575,593
Other depreciation and amortization [1]	9,922	9,787	10,137	29,846	9,670	9,638	9,832	29,140	10,132	39,272
Adjusted segment EBITDA [2]	156,539	147,835	138,710	443,084	138,565	156,397	160,107	455,069	159,796	614,865
Adjusted segment EBITDA margin [2]	36.0%	33.5%	32.0%	33.8%	35.1%	36.5%	36.5%	36.1%	35.7%	36.0%

Climate & Sustainability Technologies:
Segment earnings	$53,609	$64,181	$75,190	$192,980	$43,475	$56,905	$49,734	$150,114	$35,403	$185,517
Other depreciation and amortization [1]	6,495	6,443	6,736	19,674	6,349	6,682	7,019	20,050	6,937	26,987
Adjusted segment EBITDA [2]	60,104	70,624	81,926	212,654	49,824	63,587	56,753	170,164	42,340	212,504
Adjusted segment EBITDA margin [2]	15.1%	16.3%	17.7%	16.4%	13.4%	14.8%	13.2%	13.8%	11.3%	13.2%

Total Segments:
Segment earnings [2,3,4]	$402,916	$444,326	$458,593	$1,305,835	$392,244	$434,914	$418,121	$1,245,279	$387,801	$1,633,080
Other depreciation and amortization [1]	35,654	33,058	33,957	102,669	32,490	32,249	34,290	99,029	34,297	133,326
Adjusted segment EBITDA [2]	438,570	477,384	492,550	1,408,504	424,734	467,163	452,411	1,344,308	422,098	1,766,406
Adjusted segment EBITDA margin [2]	21.4%	22.1%	22.8%	22.1%	22.7%	23.0%	22.4%	22.7%	21.2%	22.3%

[1] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs (benefits).

[2] Refer to Non-GAAP Disclosures section for definition.
3 Q1, Q2, and Q3 YTD 2022 exclude $12,097, $6,898, and $18,995 of amortization of inventory step-up, respectively, related to the Q4 2021 acquisitions within our Clean Energy & Fueling segment.
[4] Refer to Quarterly Segment Information section for reconciliation of total segment earnings to net earnings.

DOVER CORPORATION
QUARTERLY ADJUSTED SEGMENT EBITDA TO NET EARNINGS RECONCILIATION (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2022				2021
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2021
Net earnings:
Adjusted segment EBITDA[1]:
Engineered Products	$78,404	$88,470	96,964	263,838	$83,392	$77,069	$74,508	$234,969	$69,919	$304,888
Clean Energy & Fueling	81,428	105,567	97,101	284,096	86,061	100,001	86,512	272,574	80,454	353,028
Imaging & Identification	62,095	64,888	77,849	204,832	66,892	70,109	74,531	211,532	69,589	281,121
Pumps & Process Solutions	156,539	147,835	138,710	443,084	138,565	156,397	160,107	455,069	159,796	614,865
Climate & Sustainability Technologies	60,104	70,624	81,926	212,654	49,824	63,587	56,753	170,164	42,340	212,504
Total adjusted segment EBITDA [1]	438,570	477,384	492,550	1,408,504	424,734	467,163	452,411	1,344,308	422,098	1,766,406
Less: Other depreciation and amortization [2]	35,654	33,058	33,957	102,669	32,490	32,249	34,290	99,029	34,297	133,326
Total segment earnings [1]	402,916	444,326	458,593	1,305,835	392,244	434,914	418,121	1,245,279	387,801	1,633,080
Purchase accounting expenses [3]	53,286	47,019	40,526	140,831	35,516	35,162	35,587	106,265	35,715	141,980
Restructuring and other costs (benefits) [4]	10,552	7,944	8,613	27,109	4,162	10,779	(3,201)	11,740	26,696	38,436
Loss (gain) on dispositions [5]	194	—	—	194	—	—	—	—	(206,338)	(206,338)
Corporate expense / other [6]	37,404	27,967	27,876	93,247	37,173	39,910	33,249	110,332	45,966	156,298
Interest expense	26,552	26,989	29,789	83,330	26,823	26,661	26,433	79,917	26,402	106,319
Interest income	(775)	(949)	(1,244)	(2,968)	(680)	(942)	(1,466)	(3,088)	(1,353)	(4,441)
Earnings before provision for income taxes	275,703	335,356	353,033	964,092	289,250	323,344	327,519	940,113	460,713	1,400,826
Provision for income taxes	49,550	45,738	67,007	162,295	56,481	58,836	63,763	179,080	97,928	277,008
Net earnings	$226,153	$289,618	$286,026	$801,797	$232,769	$264,508	$263,756	$761,033	$362,785	$1,123,818

[1] Refer to Non-GAAP Disclosures section for definition.
[2] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs.
[3] Purchase accounting expenses are primarily comprised of amortization of intangible assets and charges related to fair value step-ups for acquired inventory sold during the period.
[4] Restructuring and other costs (benefits) relate to actions taken for employee reductions, facility consolidations and site closures, product line exits, and other asset charges.
[5] Loss (gain) on dispositions includes working capital adjustments related to dispositions.
[6] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services overhead costs, deal-related expenses and various administrative expenses relating to the corporate headquarters.

DOVER CORPORATION
REVENUE GROWTH FACTORS AND ADJUSTED EPS GUIDANCE RECONCILIATIONS (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

Revenue Growth Factors

	2022
	Q3	Q3 YTD
Organic
Engineered Products	17.6%	16.9%
Clean Energy & Fueling	(0.5)%	(0.5)%
Imaging & Identification	4.9%	1.0%
Pumps & Process Solutions	1.9%	6.9%
Climate & Sustainability Technologies	19.3%	16.0%
Total Organic	9.0%	8.6%
Acquisitions	4.4%	4.3%
Dispositions	(1.7)%	(1.7)%
Currency translation	(4.8)%	(3.6)%
Total*	6.9%	7.6%
* Totals may be impacted by rounding.

	2022
	Q3	Q3 YTD
Organic
United States	11.2%	10.9%
Other Americas	(5.6)%	(5.5)%
Europe	8.7%	8.9%
Asia	13.0%	10.1%
Other	(1.5)%	(2.4)%
Total Organic	9.0%	8.6%
Acquisitions	4.4%	4.3%
Dispositions	(1.7)%	(1.7)%
Currency translation	(4.8)%	(3.6)%
Total*	6.9%	7.6%
* Totals may be impacted by rounding.

Adjusted EPS Guidance Reconciliation
	Range
2022 Guidance for Earnings per Share (GAAP)	$7.40		$7.50
Purchase accounting expenses, net		0.99
Restructuring and other costs, net		0.17
Tax Cuts and Jobs Act		(0.16)
2022 Guidance for Adjusted Earnings per Share (Non-GAAP)	$8.40		$8.50
* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY CASH FLOW AND FREE CASH FLOW (NON-GAAP)
(unaudited)(in thousands)

Quarterly Cash Flow

	2022				2021
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2021
Net Cash Flows Provided By (Used In):
Operating activities	$23,683	$178,773	$264,625	$467,081	$177,184	$260,073	$351,329	$788,586	$327,279	$1,115,865
Investing activities	(46,963)	(68,890)	(286,208)	(402,061)	(29,572)	(121,631)	(135,439)	(286,642)	(706,111)	(992,753)
Financing activities	(75,204)	120,469	(178,844)	(133,579)	(124,239)	(75,949)	(74,610)	(274,798)	24,918	(249,880)

Quarterly Free Cash Flow (Non-GAAP)

	2022				2021
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2021
Cash flow from operating activities	$23,683	$178,773	$264,625	$467,081	$177,184	$260,073	$351,329	$788,586	$327,279	$1,115,865
Less: Capital expenditures	(50,381)	(50,196)	(65,462)	(166,039)	(31,260)	(41,971)	(47,926)	(121,157)	(50,308)	(171,465)
Free cash flow	$(26,698)	$128,577	$199,163	$301,042	$145,924	$218,102	$303,403	$667,429	$276,971	$944,400

Cash flow from operating activities as a percentage of revenue	1.2%	8.3%	12.3%	7.3%	9.5%	12.8%	17.4%	13.3%	16.5%	14.1%

Cash flow from operating activities as a percentage of adjusted net earnings	8.6%	57.8%	81.7%	51.4%	67.4%	86.9%	121.8%	92.7%	126.5%	100.6%

Free cash flow as a percentage of revenue	-1.3%	6.0%	9.2%	4.7%	7.8%	10.7%	15.0%	11.3%	13.9%	11.9%

Free cash flow as a percentage of adjusted net earnings	-9.7%	41.6%	61.5%	33.1%	55.5%	72.9%	105.2%	78.5%	107.1%	85.2%

DOVER CORPORATION
PERFORMANCE MEASURES
(unaudited)(in thousands)

	2022				2021
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2021
BOOKINGS

Engineered Products	$541,035	$452,668	$512,374	$1,506,077	$528,310	$497,200	$502,767	$1,528,277	$585,452	$2,113,729
Clean Energy & Fueling	501,491	487,861	432,259	1,421,611	422,668	453,146	467,821	1,343,635	398,844	1,742,479
Imaging & Identification	307,104	292,136	281,789	881,029	293,614	299,608	293,782	887,004	303,400	1,190,404
Pumps & Process Solutions	459,790	471,693	415,253	1,346,736	551,365	521,010	490,581	1,562,956	460,105	2,023,061
Climate & Sustainability Technologies	444,852	403,574	422,820	1,271,246	537,326	606,545	540,280	1,684,151	632,849	2,317,000
Intersegment eliminations	(2,295)	(1,207)	(423)	(3,925)	(863)	(498)	(407)	(1,768)	(290)	(2,058)
Total consolidated bookings	$2,251,977	$2,106,725	$2,064,072	$6,422,774	$2,332,420	$2,377,011	$2,294,824	$7,004,255	$2,380,360	$9,384,615

BACKLOG

Engineered Products	$830,135	$759,589	$742,766		$562,557	$613,517	$662,834		$785,085
Clean Energy & Fueling	426,342	411,350	368,050		238,822	256,497	312,176		383,572
Imaging & Identification	243,411	255,255	241,896		198,556	206,125	204,766		212,098
Pumps & Process Solutions	704,935	715,646	679,955		539,097	634,477	682,415		688,931
Climate & Sustainability Technologies	1,218,155	1,186,180	1,139,737		677,309	854,188	964,233		1,174,479
Intersegment eliminations	(1,756)	(1,839)	(1,439)		(544)	(262)	(252)		(225)
Total consolidated backlog	$3,421,222	$3,326,181	$3,170,965		$2,215,797	$2,564,542	$2,826,172		$3,243,940

Bookings Growth Factors

	2022
	Q3	Q3 YTD
Organic
Engineered Products	0.8%	(1.2)%
Clean Energy & Fueling	(17.6)%	(8.5)%
Imaging & Identification	3.7%	4.7%
Pumps & Process Solutions	(12.2)%	(10.9)%
Climate & Sustainability Technologies	(11.3)%	(15.3)%
Total Organic	(8.2)%	(7.5)%
Acquisitions	3.6%	3.7%
Dispositions	(1.7)%	(1.7)%
Currency translation	(3.8)%	(2.8)%
Total*	(10.1)%	(8.3)%
* Totals may be impacted by rounding.

Non-GAAP Measures Definitions

In an effort to provide investors with additional information regarding our results as determined by GAAP, management also discloses non-GAAP information that management believes provides useful information to investors. Adjusted net earnings, adjusted diluted net earnings per share, total segment earnings, total segment earnings margin, adjusted segment EBITDA, adjusted segment EBITDA margin, free cash flow, free cash flow as a percentage of revenue, free cash flow as a percentage of adjusted net earnings, and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for net earnings, diluted net earnings per share, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

Adjusted net earnings represents net earnings adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits, Tax Cuts and Jobs Act, and gain/loss on dispositions. Purchase accounting expenses are primarily comprised of amortization of intangible assets and charges related to fair value step-ups for acquired inventory sold during the period. We exclude after-tax purchase accounting expenses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company consummates. While we have a history of acquisition activity, our acquisitions do not happen in a predictive cycle. Exclusion of purchase accounting expenses facilitates more consistent comparisons of operating results over time. We believe it is important to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. We exclude the other items because they occur for reasons that may be unrelated to the Company's commercial performance during the period and/or management believes they are not indicative of the Company's ongoing operating costs or gains in a given period.

Adjusted diluted net earnings per share or adjusted earnings per share represents diluted EPS adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits, Tax Cuts and Jobs Act, and gain/loss on dispositions.

Total segment earnings is defined as the sum of earnings before purchase accounting expenses, restructuring and other costs/benefits, gain/loss on dispositions, corporate expenses/other, interest expense, interest income and provision for income taxes for all segments. Total segment earnings margin is defined as total segment earnings divided by revenue.

Adjusted segment EBITDA is defined as segment earnings plus other depreciation and amortization expense, which relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs/benefits. Adjusted segment EBITDA margin is defined as adjusted segment EBITDA divided by revenue.

Management believes the non-GAAP measures above are useful to investors to better understand the Company’s ongoing profitability as they will better reflect the Company's core operating results, offer more transparency and facilitate easier comparability to prior and future periods and to its peers.

Free cash flow represents net cash provided by operating activities minus capital expenditures. Free cash flow as a percentage of revenue equals free cash flow divided by revenue. Free cash flow as a percentage of adjusted net earnings equals free cash flow divided by adjusted net earnings. Management believes that free cash flow and free cash flow ratios are important measures of performance because they provide management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue and bookings performance and trends between periods. We do not provide a reconciliation of forward-looking organic revenue to the most directly comparable GAAP financial measure because we are not able to provide a meaningful or accurate compilation of reconciling items. This is due to the inherent difficulty in accurately forecasting the timing and amounts of the items that would be excluded from the most directly comparable GAAP financial measure or are out of our control. For the same reasons, we are unable to address the probable significance of unavailable information which may be material.

Performance Measures Definitions

Bookings represent total orders received from customers in the current reporting period. This metric is an important measure of performance and an indicator of revenue order trends.

Organic bookings represent total orders received from customers in the current reporting period excluding the impact of foreign currency exchange rates and the impact of acquisitions and dispositions. This metric is an important measure of performance and an indicator of revenue order trends.

Backlog represents an estimate of the total remaining bookings at a point in time for which performance obligations have not yet been satisfied. This metric is useful as it represents the aggregate amount we expect to recognize as revenue in the future.

We use the above operational metrics in monitoring the performance of the business. We believe the operational metrics are useful to investors and other users of our financial information in assessing the performance of our segments.